AMENDED AND RESTATED CODE OF BYLAWS

OF

SEVEN ARTS ENTERTAINMENT INC.

ARTICLE I

IDENTIFICATION

Section 1.01. Name. The name of the corporation is Seven Arts Entertainment Inc.

Section 1.02. Registered Office and Registered Agent. The address of the registered office of the corporation is 300 South Fourth Street, Suite 1700, Las Vegas, Nevada 89101; and the name of the registered agent at this address is LIONEL SAWYER & COLLINS, LTD.

Section 1.03 Fiscal Year. The fiscal year of the corporation shall begin all the first (1st) day of July in each year and end on the thirtieth (30th) day of June next following.

ARTICLE II

STOCK

Section 2.01. Issuance of Shares. Shares of stock of any class may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as aforsaid from time to time by the Board of Directors.

Section 2.02. Payment of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. Future services shall not constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

Section 2.03. Optional Certificates Representing Shares. Except as otherwise authorized by the Board of Directors, every stockholder is entitled to have a certificate, signed by the President and secretary of the corporation certifying the number of shares in the corporation owned by the stockholder. This corporation has no power to issue a certificate in bearer form, and any such certificate that is issued is void and of no force or effect. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series.

Section 2.04. Transfer of Stock. The corporation shall register a transfer of a stock certificate presented to it for transfer if such transfer of stock is permitted by the provisions of any applicable agreement of the stockholders and if:

(a) Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney;

(b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the corporation;

(c) Adverse Claims. The corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims; and

(d) Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes.

ARTICLE III

THE STOCKHOLDERS

Section 3.01. Place of Meetings. Meetings of the stockholders of the corporation shall be held at the office of Lionel Sawyer & Collins, Ltd., legal counsel to the corporation, 300 South Fourth Street, Suite 1700, Las Vegas, Nevada, 89101, or at any other place within or without the State of Nevada as may be designated in the notice thereof.

Section 3.02. Annual Meetings. Unless the stockholders have executed and delivered a written consent for such purpose, the stockholders shall elect the directors at the annual meeting of the stockholders which shall be held each year at the registered office of the corporation at the hour of 10:00 o'clock A.M. on the anniversary date of the incorporation of this corporation, if this day shall fall on a normal business day, and if not, then on the first following normal business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture dissolution of the corporation.

Section 3.03. Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3.04. Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a stockholder in writing of notice of a stockholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

Section 3.05. Quorum. One third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders, unless a greater number is required by applicable law.

Section 3.06. Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

Section 3.07. Action Without A Meeting. Any action that may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the stockholders, holding at least a majority of the voting power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.

Section 3.08 Voting Rights of the Series A Preferred Stock as Provided in Section 5(E) of the Certificate of Rights and Preferences. In this Section 3.08 capitalized terms used but not defined have the meanings set forth in the Certificate of Rights and Preferences for the Series A Preferred Stock. The consent of Holders of at least a Majority of the Series A Preferred Stock, voting separately as a separate class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Articles, including the Certificate of Rights and Preferences, or Bylaws of the Company so as to change any of the voting powers, designations, preferences, limitations, restrictions and relative rights of the Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. make dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of Holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other Capital Stock of the Company;

2. reduce the amount payable to Holders of the Series A Preferred Stock upon the Liquidation of the Company, or change the relative seniority of the Liquidation Preferences of Holders of the Series A Preferred Stock or the rights upon Liquidation of the holders of any other Capital Stock of the Company;

3. authorize the issuance of any additional Series A Preferred Stock; or

4. make the Series A Preferred Stock redeemable at the option of the Company.

(ii) authorize or issue or sell, or obligate itself to authorize, issue or sell, any shares of Senior Securities or Parity Securities;

(iii) permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries;

(iv) increase or decrease (other than upon conversion pursuant to this Certificate) the total number of authorized shares of Preferred Stock or amend any

provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company;

(v) enter into any transaction, including but not limited to any employment, compensatory, production, distribution, licensing, financing, acquisition, disposition or other transaction, between the Company or any of its Subsidiaries, on the one hand, and any director, officer or Affiliate of the Company or any of its Subsidiaries or their respective Affiliates or family members, on the other hand; or enter into or amend any agreement or understanding with respect to any of the foregoing.

Section 3.09 Limitations on the Voting Rights of the Series A Preferred Stock as Provided in Section 5(F) of the Certificate of Rights and Preferences. In this Section 3.09 capitalized terms used but not defined have the meanings set forth in the Certificate of Rights and Preferences for the Series A Preferred Stock. Except as to matters with respect to which Holders of the Series A Preferred Stock are entitled to vote separately as a class pursuant to Section 3.08, the Holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted for a vote to the holders of Common Stock as if they held a number of shares of Common Stock equal to the Conversion Stock Amount of Common Stock. Holders of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each Holder could be converted) shall be disregarded.

ARTICLE IV

THE BOARD OF DIRECTORS

Section 4.01. Number and Qualifications. The business and affairs of the corporation shall be managed by a Board initially consisting of seven (7) directors. The number of directors may be increased or decreased at any time by a resolution of the stockholders or the Board of Directors.

Section 4.02. Election. Members of the initial Board of Directors shall hold office until the first annul meeting of stockholders and until their successors shall have been elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annul meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified or until his earlier resignation or removal. Notwithstanding anything herein to the contrary, any director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

Section 4.03. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

Section 4.04. Place of Meeting. The Board of Directors, annual, regular or special meeting, may be held either within or without the State of Nevada.

Section 4.05. Annual Meetings. Immediately after the annual meeting of the stockholders, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may be brought properly before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

Section 4.06. Other Meetings. Other meetings of the Board of Directors may be held upon notice by letter, facsimile, cable, electronic mail, by word of mouth, telephone, or radiophone received not later than one business day immediately preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meetings.

Section 4.07. Quorum. A minimum of three (3) directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at, which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

Section 4.08. Action Without A Meeting. Any action that may be taken at a meeting of the directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.

Section 4.09. Loans. The Board of Directors shall have the following power with respect to the lending of funds:

(a) Loan of Funds, Generally. To lend money in furtherance of any of the purposes of the corporation, to invest the funds of the corporation from time to time, and to take and hold any property as security for the payment of funds so loaned or invested.

(b) Loan to Employees. To lend money to its employees, other than its officers and directors, and to otherwise assist its employees, officers, and directors.

ARTICLE V

THE OFFICERS

Section 5.01. Officers. The officers of the corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the directors. Any officer may resign at any time upon written notice to the Secretary of the corporation.

Section 5.02. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

Section 5.03. The Chairman of the Board of Directors (the "Chairman"). If the Board of Directors elects a Chairman, the Chairman shall preside at all meetings of the directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe.

Section 5.04. The Chief Executive Office ("CEO"). The CEO shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of stockholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The CEO shall have full authority to execute proxies on behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation. In addition, the CEO shall have such other duties as designated by the Board Directors.

Section 5.05. The President and Vice President. If the Board of Directors elects a President and/or Vice President, the Vice President shall perform all duties incumbent upon the CEO during the absence or disability of the CEO, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.06. The Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He or she shall be custodian of the records of the corporation. He or she shall attend to the giving of all notices and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.07. The Chief Financial Officer ("CFO") and Treasurer. The CFO shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The CFO shall designate a Treasurer and/or Assistant Treasurer to perform such duties as may be designated by the CFO. The Treasurer and/or any Assistant Treasurer may be required to furnish bond in such amount as shall be determined by the Board Directors.

Section 5.08. Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VI

NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation, all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the CEO, President or by any of the following officers: Vice President, Secretary, CFO, Treasurer, Assistant Secretary or Assistant Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

Section 7.01. Indemnity for Claims Not in Name of Corporation.

(a) The corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation may not indemnify any such person if it is proven his act, or failure to act, constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him liable pursuant to Section 78.138 of the Nevada Revised Statutes.

(b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the Nevada Revised

Statutes or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 7.02. Indemnity for Claims in Name of Corporation.

(a) Subject to Subsection 7.02(b) below, the corporation must indemnify to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may not indemnify any such person if it is proven his act, or failure to act, constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him liable pursuant to Section 78.138 of the Nevada Revised Statutes.

(b) Indemnification may not be made for any claims, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 7.03. Success on Merits. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.01 and 7.02, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

Section 7.04. Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation as authorized in this Article.

Section 7.05. Other Sources of Indemnity. The indemnification provided by this Article:

(a) Does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding such office; and

(b) Shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs; executors and administrators of such a person.

Section 7.06. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and expenses incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the authority to indemnify him against such liability and expenses under the provision of this Article or otherwise.

ARTICLE VIII

AMENDMENTS

Except as otherwise provided in Article III of these Bylaws, the power to alter, amended, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of Seven Arts Entertainment Inc. as adopted on the 20 day of October, 2011.

Peter M Hoffman
CEO